As filed with the Securities and Exchange Commission on December 3, 1999

                                              Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                        HOME PROPERTIES OF NEW YORK, INC.
               (Exact name of registrant as specified in charter)
                            ------------------------
       Maryland                                       16-1455126
   (State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)               Identification No.)

                               850 Clinton Square
                            Rochester, New York 14604
                                 (716) 546-4900
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)
                               -------------------
                             Ann M. McCormick, Esq.
                  Vice President, Secretary and General Counsel
                        Home Properties of New York, Inc.
                               850 Clinton Square
                            Rochester, New York 14604
                                 (716) 246-4105

                       (Name, address, including zip code,
                      and telephone number, including area
                           code, of agent for service)
                               -------------------
                                   Copies to:
                           Deborah McLean Quinn, Esq.
                               Nixon Peabody LLP
                               900 Clinton Square
                            Rochester, New York 14604
                                 (716) 263-1307
                                ----------------
     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

Title of Each                        Proposed         Proposed         Amount
Class of                Amount to    Maximum          Maximum          of
Securities              to be        Offering Price   Aggregate        Registra-
Registered              Registered   Per Share (1)    Offering Price   tion Fee

Common Stock
par value $.01        5,832,174 sh.  $ 25.0625      $146,168,861       $38,589

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the prices reported on the New York Stock Exchange on November 26, 1999 of $25.0625.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS                       5,832,174 Shares
                        HOME PROPERTIES OF NEW YORK, INC.
                                  COMMON STOCK
                                ($.01 par value)
                               -------------------
         All of the shares of the common stock, par value $.01 per share of Home Properties of New York, Inc. offered hereby are being offered by the Selling Shareholders of Home Properties. See "Selling Shareholders." We will not receive any proceeds from the sale of the shares offered hereby. The Common Stock is listed on the New York Stock Exchange under the symbol "HME". On November 26, 1999, the closing price of the common stock on the New York Stock Exchange was $25.0625 per share.
                                 ---------------

      An investment in the common stock involves risk. See the "Risk Factors" referred to on page 1.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS
 PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                  ----------
                The date of this Prospectus is December __, 1999

                               TABLE OF CONTENTS

SECTION                                                     PAGE

Where you can find more information                           i
Special Note regarding forward looking information            i
The Company                                                   1
Use of Proceeds                                               1
Risk Factors                                                  1
Description of Capital Stock                                  2
Federal Income Tax Considerations                             7
ERISA Considerations                                         23
Selling Shareholders                                         24
Plan of Distribution                                         27
Legal Matters                                                27
Experts                                                      27


                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information at the SEC's public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at HTTP://www.SEC.GOV. You can also review copies of our SEC filings at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's web site.

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

-           Annual Report on Form 10-K for the fiscal year ended December 31,
            1998;
- Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;
- Current Reports on Form 8-K and Form 8-K/A dated July 2, 1999, July 29, 1999, July 30, 1999, October 5, 1999 and November 12, 1999; and
- The description of the common stock contained in our registration statement on Form 8-A filed under Section 12 of the Securities Exchange Act, including all amendments and reports filed for the purpose of updating that description.

You may request a copy of these filings, at no cost, by writing or telephoning us at: Home Properties of New York, Inc., Attention: Ann M. McCormick, Secretary, 850 Clinton Square, Rochester, New York 14604; telephone number
(716) 546-4900.

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHERTHAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this prospectus or in the information incorporated by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such information may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                                   THE COMPANY

      Home Properties is a fully integrated, self-managed real estate investment trust which operates 292 communities containing 45,475 apartment units. Of these, 33,807 units in 126 communities are wholly owned directly or indirectly by the Company, 7,710 units are partially owned and managed by the Company as general partner, and 3,958 units are managed for other owners. The communities are located throughout the Northeastern quadrant of the United States, including New York, Michigan, New Jersey, Pennsylvania, Maryland, Illinois, Maine, Virginia, Connecticut, Indiana, Delaware and Ohio. Home Properties also manages 1.7 million square feet of commercial space.

      Home Properties conducts substantially all of its business and owns all of its properties through Home Properties of New York, L.P. (the "Operating Partnership"), of which the Company is the general partner. The Company is also the sole shareholder of Home Properties Trust (the "QRS"), a Maryland real estate trust, which is a limited partner of the Operating Partnership, and various affilites of the Company and the Operating Partnership. To comply with certain technical requirements of the Internal Revenue Code, the Operating Partnership carries out portions of its property management and development activities through management companies beneficially owned by the Operating Partnership or controlled by one or more officers of Home Properties (the "Management Companies")

         The Company's executive offices are located at 850 Clinton Square, Rochester, New York 14604. Its telephone number is (716) 546-4900.


                                 USE OF PROCEEDS

         The Company will not receive any cash proceeds as a result of this offering. The Company will, however, acquire additional partnership units in the Operating Partnership in exchange for the shares of Common Stock issued to the Selling Shareholders which are being sold hereunder. See "Selling Shareholders" below.

                                    RISK FACTORS

      An investment in the Common Stock involves certain risks. You should review the information set forth under the heading "Risk Factors" in the Prospectus Supplement, dated June 16, 1998, filed as part of our Registration Statement on Form S-3 (No. 333-52601), filed with the Securities and Exchange Commission on May 14, 1998.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         The authorized capital stock of Home Properties consists of 80 million shares of Common Stock, par value $.01 per share ("Common Stock"), 10 million shares of excess stock ("Excess Stock"), par value $.01 per share, and 10 million shares of preferred stock ("Preferred Stock"), par value $.01 per share. The following summary description of the Common Stock and the Preferred Stock sets forth certain general terms and conditions of the capital stock of Home Properties. The descriptions below do not purport to be complete and are qualified entirely by reference to Home Properties' Articles of Amendment and Restatement of Articles of Incorporation, as amended ("Articles of Incorporation").

COMMON STOCK

         All shares of Common Stock offered will be duly authorized, fully paid, and nonassessable. Holders of the Common Stock will have no conversion, redemption, sinking fund or preemptive rights; however, shares of Common Stock will automatically convert into shares of Excess Stock as described below. Under the Maryland General Corporation Law ("MGCL"), stockholders are generally not liable for Home Properties' debts or obligations, and the holders of shares will not be liable for further calls or assessments by Home Properties. Subject to the provisions of Home Properties' Articles of Incorporation regarding Excess Stock described below, all shares of Common Stock have equal dividend, distribution, liquidation and other rights and will have no preference or exchange rights.

         Subject to the right of any holders of Preferred Stock to receive preferential distributions, the holders of the shares of Common Stock will be entitled to receive distributions in the form of dividends if and when declared by the Board of Directors of Home Properties out of funds legally available therefor, and, upon liquidation of Home Properties, each outstanding share of Common Stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of Home Properties, including debts and liabilities arising out of its status as general partner of the Operating Partnership, and any liquidation preference of issued and outstanding Preferred Stock. Home Properties intends to continue paying quarterly distributions.

      The holder of each outstanding share of Common Stock will be entitled to one vote on all matters presented to stockholders for a vote, subject to the provisions of Home Properties' Articles of Incorporation regarding Excess Stock described below. As described below, the Board of Directors of Home Properties may, in the future, grant holders of one or more series of Preferred Stock the right to vote with respect to certain matters when it fixes the attributes of such series of Preferred Stock. Pursuant to the MGCL, Home Properties cannot dissolve, amend its charter, merge another entity, sell all or substantially all its assets, engage in a share exchange or engage in similar transactions unless such action is approved by stockholders holding a majority of the outstanding shares entitled to vote on such matter. In addition, the Second Amended and Restated Partnership Agreement of the Operating Partnership, as amended (the "Partnership Agreement") requires that any merger or sale of all or substantially all of the assets of Operating Partnership be approved by partners holding a majority of the outstanding Units, excluding Operating Partnership Units held by Home Properties. Home Properties' Articles of Incorporation provide that its Bylaws may be amended by its Board of Directors.

         The holder of each outstanding share of Common Stock will be entitled to one vote in the election of directors who serve for terms of one year. Holders of the shares of Common Stock will have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares entitled to vote in the election of directors will be able to elect all of the directors. Directors may be removed only for cause and only with the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors. The State Treasurer of the State of Michigan, as custodian of various public employee retirement systems (the "Michigan Retirement System") owns the Class A interest in the Operating Partnership which is, under certain circumstances, convertible into 1,666,667 shares of Common Stock (subject to adjustment). Under the purchase agreement with respect to that Class A interest, the Michigan Retirement System has the right to nominate one person to stand for election to the Home Properties' Board of Directors. If the preferred return on the Class A interest is not paid by the Operating Partnership, the Michigan Retirement System may nominate additional directors. The Michigan Retirement System also owns a substantial number of shares of Common Stock.

PREFERRED STOCK

         Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors of Home Properties.
The Board of Directors will fix the attributes of any Preferred Stock that it authorizes for issuance. Because the Board of Directors has the power to establish the preferences and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of Home Properties.

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Home Properties, then, before any distribution or payment shall be made to the holders of any shares of Common Stock, any Excess Shares or any other class or series of capital stock of Home Properties ranking junior to any outstanding Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of Home Properties, the holders of shares of each series of Preferred Stock shall be entitled to receive out of assets of Home Properties legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share, plus an amount equal to all dividends accrued and unpaid thereon
(which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such shares of Preferred Stock do not have cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Preferred Stock will have no right or claim to any of the remaining assets of Home Properties. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of Home Properties are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of Home Properties ranking on a parity with such shares of Preferred Stock in the distribution of assets, then the holders of such shares of Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      Home Properties expects to file Articles Supplementary to its Articles of Incorporation to create a series of preferred stock designated as "Series A Convertible Preferred Stock" which is expected to have substantially the same rights, privileges and preferences as the Class A limited partnership interest in the Operating Partnership currently held by the State of Michigan Retirement System. Once the Series A Convertible Preferred Stock is created, Home Properties expects that the State of Michigan Retirement System will exchange its Class A Limited Partnership interest for 1,666,667 shares of the Series A Convertible Preferred Stock.

      On September 30, 1999, Home Properties issued 2,000,000 shares of its newly authorized Series B Convertible Cumulative Preferred Stock in a private placement. The Articles Supplementary to the Articles of Incorporation establishing the Series B Convertible Cumulative Preferred Stock sets forth the rights, privileges and preferences of that stock. The Series B Stock is junior to the right of payment to the Series A Convertible Preferred Stock, is entitled to a liquidation preference of $25.00 per shares and dividends equal to the greater of the dividends payable on the Common Stock, or 8.36% of the liquidation preference (or $2.09 per share) each year. Upon the occurrence of certain events, the dividends on the Series B Convertible Cumulative Preferred Stock increase, the stock may be subject to a mandatory offer of redemption by Home Properties at a premium and the holders may be entitled to elect two directors to the Board of Directors of Home Properties. The Series B Preferred Stock is convertible into Common Stock on a one-for-one basis, subject to adjustment.

RESTRICTIONS ON TRANSFER

         OWNERSHIP LIMITS. Home Properties' Articles of Incorporation contain certain restrictions on the number of shares of capital stock that stockholders may own. For Home Properties to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year or during a proportionate part of a shorter taxable year. The capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because Home Properties expects to continue to qualify as a REIT, its Articles of Incorporation contain restrictions on the ownership and transfer of shares of its capital stock intended to ensure compliance with these requirements.

         Subject to certain exceptions specified in the Articles of Incorporation, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.0% (the "Ownership Limit") of the value of the issued and outstanding shares of capital stock of Home Properties. Certain entities, such as qualified pension plans, are treated as if their beneficial owners were the holders of the Common Stock held by such entities. Stockholders ("Existing Holders") whose holdings exceeded the Ownership Limit immediately after Home Properties' initial public offering of its Common Stock, assuming that all Units of the Operating Partnership are counted as shares of Common Stock, are permitted to continue to hold the number of shares they held on such date and may acquire additional shares of capital stock upon (i) the exchange of Units for Shares, (ii) the exercise of stock options or receipt of grants of shares of capital stock pursuant to a stock benefit plan, (iii) the acquisition of shares of capital stock pursuant to a dividend reinvestment plan, (iv) the transfer of shares of capital stock from another Existing Holder or the estate of an Existing Holder by devise, gift or otherwise, or (v) the foreclosure on a pledge of shares of capital stock; provided, no such acquisition may cause any Existing Holder to own, directly or by attribution, more than 17.5% (the "Existing Holder Limit") of the issued and outstanding Shares, subject to certain additional restrictions. The Board of Directors of Home Properties may increase or decrease the Ownership Limit and Existing Holder Limit from time to time, but may not do so to the extent that after giving effect to such increase or decrease (i) five beneficial owners of Shares could beneficially own in the aggregate more than 49.5% of the aggregate value of the outstanding capital stock of Home Properties or (ii) any beneficial owner of capital stock would violate the Ownership Limit or Existing Holder Limit as a result of a decrease. The Board of Directors may waive the Ownership Limit or the Existing Holder Limit with respect to a holder if such holder provides evidence acceptable to the Board of Directors that such holder's ownership will not jeopardize Home Properties' status as a REIT.

         Any  transfer  of   outstanding capital stock of Home Properties
("Outstanding Stock") that would (i) cause any holder, directly or by attribution, to own capital stock having a value in excess of the Ownership Limit or Existing Holder Limit, (ii) result in shares of capital stock other than Excess Stock, if any, to be owned by fewer than 100 persons, (iii) result in Home Properties being closely held within the meaning of section 856(h) of the Code, or (iv) otherwise prevent Home Properties from satisfying any criteria necessary for it to qualify as a REIT, is null and void, and the purported transferee acquires no rights to such Outstanding Stock.

         Outstanding Stock owned by or attributable to a stockholder or shares of Outstanding Stock purportedly transferred to a stockholder which cause such stockholder or any other stockholder to own shares of capital stock in excess of the Ownership Limit or Existing Holder Limit will automatically convert into shares of Excess Stock. Such Excess Stock will be transferred by operation of law to a separate trust, with Home Properties acting as trustee, for the exclusive benefit of the person or persons to whom such Outstanding Stock may be ultimately transferred without violating the Ownership Limit or Existing Holder Limit. Excess Stock is not treasury stock, but rather constitutes a separate class of issued and outstanding stock of Home Properties. While the Excess Stock is held in trust, it will not be entitled to vote, will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote and will not be entitled to participate in dividends or other distributions. Any record owner or purported transferee of Outstanding Stock which has converted into Excess Stock (the "Excess Holder") who receives a dividend or distribution prior to the discovery by Home Properties that such Outstanding Stock has been converted into Excess Stock must repay such dividend or distribution upon demand. While Excess Stock is held in trust, Home Properties will have the right to purchase it from the trust for the lesser of (i) the price paid for the Outstanding Stock which converted into Excess Stock by the Excess Holder (or the market value of the Outstanding Stock on the date of conversion if no consideration was given for the Outstanding Stock)or (ii) the market price of shares of capital stock equivalent to the Outstanding Stock which converted into Excess Stock (as determined in the manner set forth in the Articles of Incorporation) on the date Home Properties exercises its option to purchase. Home Properties must exercise this right within the 90-day period beginning on the date on which it receives written notice of the transfer or other event resulting in the conversion of Outstanding Stock into Excess Stock. Upon the liquidation of Home Properties, distributions will be made with respect to such Excess Stock as if it consisted of the Outstanding Stock from which it was converted.

         Any Excess Holder, with respect to each trust created upon the conversion of Outstanding Stock into Excess Stock, may designate any individual as a beneficiary of such trust; provided, such person would be permitted to own the Outstanding Stock which converted into the Excess Stock held by the trust under the Ownership Limit or Existing Holder Limit and the consideration paid to such Excess Holder in exchange for designating such person as the beneficiary is not in excess of the price paid for the Outstanding Stock which converted into Excess Stock by the Excess Holder (or the market value of the Outstanding Stock on the date of conversion if no consideration was given for the Outstanding Stock). Home Properties' redemption right must have expired or been waived prior to such designation. Immediately upon the designation of a permitted beneficiary, the Excess Stock, if any, will automatically convert into shares of the Outstanding Stock from which it was converted and Home Properties as trustee of the trust will transfer such shares, if any, and any proceeds from redemption or liquidation to the beneficiary.

         If the restrictions on ownership and transfer, conversion provisions or trust arrangements in Home Properties' Articles of Incorporation are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Excess Holder of any Outstanding Stock that would have converted into shares of Excess Stock if the conversion provisions of the Articles of Incorporation were enforceable and valid shall be deemed to have acted as an agent on behalf of Home Properties in acquiring such Outstanding Stock and to hold such Outstanding Stock on behalf of Home Properties unless Home Properties waives its right to this remedy.

         The foregoing ownership and transfer limitations may have the effect of precluding acquisition of control of Home Properties without the consent of its Board of Directors. All certificates representing shares of capital stock will bear a legend referring to the restrictions described above. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines, and the stockholders concur, that it is no longer in the best interests of Home Properties to attempt to qualify, or to continue to qualify, as a REIT. Approval of the limited partners of the Operating Partnership to terminate REIT status is also required.

         OWNERSHIP REPORTS. Every owner of more than 5% of the issued and outstanding shares of capital stock of Home Properties must file a written notice with Home Properties containing the information specified in the Articles of Incorporation no later than January 31 of each year. In addition, each stockholder shall, upon demand, be required to disclose to Home Properties in writing such information as Home Properties may request in order to determine the effect of such stockholder's direct, indirect and attributed ownership of shares of capital stock on Home Properties' status as a REIT or to comply with any requirements of any taxing authority or other governmental agency.

CERTAIN OTHER PROVISIONS OF MARYLAND LAW AND CHARTER DOCUMENTS

         The following discussion summarizes certain provisions of MGCL and Home Properties' Articles of Incorporation and Bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Incorporation and Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus constitutes a part. See "Additional Information."

         LIMITATION  OF LIABILITY AND INDEMNIFICATION.   The Articles of
Incorporation and Bylaws limit the liability of directors and officers to Home Properties and its stockholders to the fullest extent permitted from time to time by the MGCL and require Home Properties to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the MGCL.

         BUSINESS COMBINATIONS. Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the outstanding voting stock of the corporation or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, in addition to any other required vote, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation (other than voting stock held by the Interested Stockholder who will, or whose affiliate will, be a party to the business combination or by an affiliate or associate of the Interested Stockholder) voting together as a single voting group. The extraordinary voting provisions do not apply if, among other things, the corporation's stockholders receive a price for their shares determined in accordance with the MGCL and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Articles of Incorporation of Home Properties contain a provision exempting from these provisions of the MGCL any business combination involving the Leenhoutses (or their affiliates) or any other person acting in concert or as a group with any of the foregoing persons. In addition, as a condition to its investments in the Company and the Operating Partnership, the State of Michigan requested, and was granted, an exemption from the applicability of the "business combination" provisions of the MGCL.

         CONTROL SHARE ACQUISITIONS. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter other than "interested shares" (shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: an "acquiring person," an officer of the corporation or an employee of the corporation who is also a director). "Control shares" are shares of stock which, if aggregated with all other such shares of stock owned by the acquiring person, or in respect of which such person is entitled to exercise or direct the exercise of voting power of shares of stock of the corporation in electing directors within one of the following ranges of voting power:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

         A person who has made or proposes to make a control share acquisition, under certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares upon delivery of an acquiring person statement containing certain information required by the MGCL, including a representation that the acquiring person has the financial capacity to make the proposed control share acquisition, and a written undertaking to pay the corporation's expenses of the special meeting (other than the expenses of those opposing approval of the voting rights). If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or, if a stockholder meeting is held, as of the date of the meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting before the control share acquisition and the acquiring person becomes entitled to exercise or direct the exercise of a majority or more of all voting power, all other stockholders may exercise rights of objecting shareholders under Maryland law to receive the fair value of their Shares. The fair value of the Shares for such purposes may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of objecting shareholders' rights do not apply in the context of a control share acquisition.

         The Articles of Incorporation contain a provision exempting from the control share acquisition statute any and all acquisitions to the extent that such acquisitions would not violate the Ownership Limit or Existing Owner Limit. There can be no assurance that such provision will not be amended or eliminated at any point in the future. In addition, as a condition to its investment in the Company and the Operating Partnership, the State of Michigan requested, and was granted, an exemption from the control share acquisition statute.


                        FEDERAL INCOME TAX CONSIDERATIONS

      An investment in the common stock involves certain income tax considerations. You should review the information set forth under "Federal Income Tax Considerations" in the Prospectus Supplement dated June 16, 1998, filed as part of our Registration Statement on Form S-3 (No. 333-52601), filed with Securities and Exchange Commission on May 14, 1998.


                              SELLING SHAREHOLDERS

         The partners of the Operating Partnership may from time to time tender their Units of limited partnership interest to the Operating Partnership.
The Company may give notice to such partners that the Company will acquire such Units in exchange for shares of Common Stock (the "LP Purchase Right"). All of the shares being offered hereby are being sold by the partners in the Operating Partnership who may acquire shares of Common Stock in exchange for their Units pursuant to the LP Purchase Right (all of such persons being collectively referred to as the "Selling Shareholders"). Although none of the Selling Shareholders has indicated a present intent to tender their Units which would trigger the Company's right to issue shares of Common Stock to them under the LP Purchase Right, the Company is required, pursuant to the terms of various registration rights agreements, to file the registration statement of which this Prospectus forms a part registering such shares for resale under the Securities Act. The Company is bearing all costs of this registration. The Company will not receive any proceeds from the sale of the shares offered hereby.

         The following table sets forth certain information regarding the Selling Shareholders' ownership of Units and the number of shares of Common Stock which may be issued pursuant to the LP Purchase Right which are registered for resale. Because the Selling Shareholders may sell all, some or none of the shares registered for resale, no estimate can be made concerning the number shares of Common Stock issued in exchange for Units that will be offered hereby or the number of shares or Units that each Selling Shareholder will own upon completion of the offering contemplated by this Prospectus.

                                                               Number of Shares
                                           Units Owned       Registered for Sale
        Name                            Prior to Offering        in Offering
-------------------------------         -----------------   --------------------
C.O.F., INC.                               21,280                21,280
C. TERRANCE BUTWID                          1,970                 1,970
TIMOTHY FOURNIER                            2,000                 2,000
JOHN OSTER                                  1,419                 1,419
THE ENID BARDEN TRUST OF
  JUNE 28, 1995                            11,758                11,758
FAIRWAY PROPERTY COMPANY                    5,324                 5,324
DAVID A. GUMENICK                           7,454                 7,454
DAVID HERSKOVITZ                            2,130                 2,130
CONSTANCE W. JACOB                          2,662                 2,662
THE HOWARD J. LESHMAN REVOCABLE             7,839                 7,839
 TRUST DATED MAY 20, 1983 AS AMENDED
 AND RESTATED ON MARCH 4, 1998
LYLE PROPERTIES LIMITED PARTNERSHIP        11,758                11,758
MARVIN NOVICK                                 331                   331
DAVID K. PAGE                               7,986                 7,986
KEITH J. POMEROY TRUST OF 12/13/76         22,406                22,406
 AS AMENDED AND RESTATED 6/28/95
DAVID SILLMAN                              31,965                31,965
LIONEL J. STOBER TRUST                      5,324                 5,324
RUTH STOBER                                 5,324                 5,324
ARI STUTZ                                   2,662                 2,662
JONAH L. STUTZ                              5,324                 5,324
LEAH STUTZ                                  2,662                 2,662
STEVEN I. VICTOR TRUST                      5,324                 5,324
WOODRIDGE PROPERTIES LIMITED               15,972                15,972
     PARTNERSHIP
RICHARD BACAS                               2,136                 2,136
JULIE BELINKIE                              7,854                 7,854
DAVID BENDER                                7,854                 7,854
JAY BENDER                                  6,283                 6,283
LISA BENDER-FELDMAN                         6,283                 6,283
SCOTT BENDER                                6,283                 6,283
BARBARA BENDER-LASKOW                       7,854                 7,854
CAPLIN FAMILY INVESTMENTS, LLC            111,705               111,705
MICHAEL A. CAPLIN                          26,284                26,284
JEREMY O. CAPLIN                           39,425                39,425
CATHERINE CAPLIN                           32,854                32,854
THE CAPLIN FAMILY TRUST                    32,854                32,854
YETTA K. COHEN                            150,991               150,991
COMMUNITY REALTY COMPANY, INC.            160,360               160,360
BENEDICT C. COSIMANO                        2,136                 2,136
SAMUEL DIENER, JR. REVOCABLE TRUST         16,758                16,758
CLARENCE DODGE, JR. REVOCABLE TRUST       154,036               154,036
  DATED 1/10/92
MARCIA ESTERMAN LIVING TRUST                7,900                 7,900
LYDIA FUNGER MCCLAIN                       21,807                21,807
WILLIAM S. FUNGER                          21,807                21,807
KEITH P. FUNGER                            21,807                21,807
MORTON FUNGER                             150,898               150,898
BERNARD S. GEWIRZ                          66,219                66,219
CARL S. GEWIRZ                             23,071                23,071
STEVEN B. GEWIRZ                            7,150                 7,150
MICHAEL AK GEWIRZ                           9,534                 9,534
DIANE GOLDBLATT                             5,713                 5,713
HERBERT GOLDBLATT                           5,713                 5,713
BARBARA GOLDMAN                             7,900                 7,900
THEODORE L. GRAY                            1,971                 1,971
EILEEN GREENBERG                            7,854                 7,854
HERMEN GREENBERG                        1,006,836             1,006,836
WILLIAM KAPLAN                             83,779                83,779
HERMAN KRAFT                                2,628                 2,628
PATRICIA A. MANCUSO                           493                   493
CHARLES AND LUPE MANCUSO, T.B.T.E.            493                   493
MELANIE F. NICHOLS                         21,801                21,801
JEFFREY W. OCHSMAN                         21,807                21,807
BRUCE D. OCHSMAN                           21,807                21,807
RALPH OCHSMAN                             150,898               150,898
MICHAEL P. & ESTHER K. OCHSMAN             21,807                21,807
SHARON LYNN OCHSMAN                        21,807                21,807
WENDY A. OCHSMAN                           21,807                21,807
RALMOR CORPORATION                        392,503               392,503
JEROME SHAPIRO                              7,903                 7,903
SOPHIE B. SHAPIRO FAMILY TRUST             62,369                62,369
ALBERT H. SMALL                         1,006,836             1,006,836
DAVID STEARMAN                             83,779                83,779
JUANITA H. WEST TRUST                      19,255                19,255
MARTIN R. WEST, III                         5,776                 5,776
ARTHUR BAITCH                              14,785                14,785
STUART BRAGER                               4,290                 4,290
DAVID C. BROWNE                            77,222                77,222
C. COLEMAN BUNTING, JR.                    15,369                15,369
GENINE MACKS FIDLER                       101,126               101,126
JOSH E. FIDLER                             72,539                72,539
THOMAS O'R. FRECH                           9,473                 9,473
MELVIN FRIEDMAN, M.D.                      10,738                10,738
GEORGE H. GREENSTEIN                        9,771                 9,771
MILDRED HEMSTETTER                          2,123                 2,123
SANFORD G. JACOBSON                        17,620                17,620
JAMES C. JOHNSON AND                        2,145                 2,145
  SANDRA J. JOHNSON
WILLIAM R. KAHN                             8,279                 8,279
KANODE PARTNERSHIP                         77,222                77,222
ALLAN KRUMHOLZ AND                          4,290                 4,290
  FRANCINE KRUMHOLZ
BURTON H. LEVINSON                         22,947                22,947
EUGENE K. LEWIS/SUZANNE D. LEWIS            3,600                 3,600
ARTHUR M. LOPATIN REVOCABLE TRUST           4,931                 4,931
LAWRENCE MACKS                            173,664               173,664
MARTHA MACKS                               90,886                90,886
MORTON J. MACKS                           343,442               343,442
JOSEPH M. MOSMILLER                         4,290                 4,290
N & C PARTNERSHIP                           9,982                 9,982
ORLINSKY FAMILY LIMITED PARTNERSHIP         2,145                 2,145
ALBERT PERLOW                               4,290                 4,290
ANNE LOUISE PERLOW                          6,435                 6,435
ALLECK A. RESNICK                           4,290                 4,290
  HARRIET RESNICK
STANLEY SAFIER                              4,290                 4,290
ARNOLD SAGNER                              11,065                11,065
DONALD I. SALTZMAN                          5,434                 5,434
MURRAY SALTZMAN                             2,145                 2,145
WILLIAM G. SCAGGS                           8,579                 8,579
EARLE K. SHAWE                             29,645                29,645
STEVEN D. SHAWE                             5,014                 5,014
KAROLYN SOLOMON                             4,991                 4,991
WILLIAM B. WARREN                           2,145                 2,145
ROBERT M. WERTHEIMER                        2,145                 2,145
LEONARD KLORFINE                          170,312               170,312
GREENACRES ASSOCIATES                      59,896                59,896
RIDLEY BROOK ASSOCIATES                    97,917                97,917
COMMUNITY INVESTMENT STRATEGIES, INC.      64,150                64,150
                                         --------              --------
          Total                         5,832,174             5,832,174




                              PLAN OF DISTRIBUTION

         The shares offered hereby may be offered and sold from time to time as market conditions permit on the New York Stock Exchange, or otherwise, at prices and terms then prevailing, at prices related to the then-current market price, or in negotiated transactions by the holders thereof, which may include donees and pledgees. The shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate a transaction; (b) purchases by a broker or a dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by one or more of the Selling Shareholders may arrange for other brokers or dealers to participate. The Selling Shareholders and such brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed "underwriters" under the Securities Act.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Nixon Peabody LLP. In addition, Nixon Peabody LLP will provide an opinion with respect to certain tax matters which form the basis of the discussion under "Federal Income Tax Considerations".


                                     EXPERTS

         The financial statements incorporated by reference in this Prospectus or elsewhere in the Registration Statement have been incorporated herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table is an itemized listing of expenses to be incurred by the Company in connection with the issuance and distribution of the shares of Common Stock being registered hereby, other than discounts and commissions:

SEC Registration Fee ..................................    $   38,589.00
NYSE Listing Fee ......................................         2,000.00*
Legal Fees and Expenses ...............................         2,000.00*
Accounting Fees and Expenses ..........................         1,000.00*
Miscellaneous .........................................         2,000.00*
                                                              ----------
        Total .........................................    $   45,589.00*

*Estimate

Item 15.  Indemnification of Directors and Officers

         The Company's officers and directors are and will be indemnified under Maryland law, the Articles of Incorporation of Home Properties and the Partnership Agreement ("Operating Partnership Agreement") of Home Properties of New York, L.P., a New York limited partnership of which the Company is the general partner, against certain liabilities. The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of Maryland.
The Bylaws contain provisions which implement the indemnification provisions of the Articles of Incorporation.

         The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. No amendment of the Articles of Incorporation of Home Properties shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits Home Properties to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

         The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to
specified   restrictions.  The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Articles of Incorporation of Home Properties contain a provision consistent with the MGCL. No amendment of the Articles of Incorporation shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

         The Operating Partnership Agreement also provides for indemnification of Home Properties and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its
Articles of   Incorporation, and limits the liability of Home Properties and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to Home Properties and its stockholders is limited under Home Properties' Articles of Incorporation.

         Home Properties has entered into indemnification agreements with each of Home Properties' directors and certain of its officers. The indemnification agreements require, among other things, that Home Properties indemnify its directors and those officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Home Properties also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under Home Properties' directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles of Incorporation and the Bylaws and the Operating Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

         Home Properties has purchased insurance under a policy that insures both Home Properties and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Item 16.  Exhibits
3.1  Articles Supplementary to the Amended and Restated Articles of
     Incorporation*
5.1  Opinion of Nixon Peabody LLP as to legality of common stock*
23.1 Consent of Nixon Peabody LLP (included as part of Exhibit 5.1)
23.2 PricewaterhouseCoopers LLP*
25   Power of Attorney (included on signature page)

*  Included with this filing.

Item 17.     Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on the 30th day of November, 1999.
                                 HOME PROPERTIES OF NEW YORK, INC.




                                  By: /s/ Amy L. Tait
                                      Amy L. Tait
                                      Executive Vice President

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Norman P. Leenhouts, Nelson B. Leenhouts, Richard J. Crossed and Amy L. Tait, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents, and each of them, full power and authority to do and person each and every act and thing requisite or necessary that he might do in person.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                            Date

/S/NORMAN P. LEENHOUTS       Director, Chairman               November 30, 1999
Norman P. Leenhouts          and Co-Chief Executive Officer
                             (Principal Executive Officer)


/S/ NELSON B. LEENHOUTS      Director, President              November 30, 1999
Nelson B. Leenhouts          and Co-Chief Executive Officer
                             (Principal Executive Officer)


/S/ RICHARD J. CROSSED       Director, Executive Vice         November 30, 1999
Richard J. Crossed           President


/S/ AMY L. TAIT              Director, Executive Vice         November 30, 1999
Amy L. Tait                  President and Chief
                             Operating Officer


/S/ DAVID P. GARDNER         Vice President,Chief             November 30, 1999
David P. Gardner             Financial Officer and Treasurer
                             (Principal Financial and
                             Accounting Officer)


/S/ BURTON S. AUGUST, SR     Director                         November 30, 1999
Burton S. August, Sr


/S/ WILLIAM BALDERSTON, III  Director                         November 30, 1999
William Balderston, III


/S/ LEONARD F. HELBIG, III   Director                         November 30, 1999
Leonard F. Helbig, III

/S/ ALAN L. GOSULE           Director                         November 30, 1999
Alan L. Gosule

/S/ ROGER W. KOBER           Director                         November 30, 1999
Roger W. Kober


                             Director                         November 30, 1999
Albert Small

/S/ CLIFFORD W. SMITH, JR    Director                         November 30, 1999
Clifford W. Smith, Jr


/S/ PAUL L. SMITH            Director                         November 30, 1999
Paul L. Smith

                                  EXHIBIT INDEX

                Home Properties of New York, Inc. (the "Company")
                 Registration Statement on Form S-3 No. 333-______


NUMBER               DESCRIPTION                                   LOCATION

3.1   Articles Supplementary to the Amended and                        *
        Restated Articles of Incorporation

5.1     Opinion of Nixon Peabody LLP                                   *
        regarding the legality of the Common Stock being registered

23.1    Consent of Nixon Peabody LLP                              Included
                                                              with Exhibit 5.1

23.2    Consent of PricewaterhouseCoopers LLP                          *

23      Power of Attorney                                        Included on
                                                               signature page



* Filed herewith